EXHIBIT 4A.1

          ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                           OF THE REGISTRANT

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                                              File this 24th day of
                                              April, 1990

                                              /s/ Christopher A.Lewis
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                                              Christopher A. Lewis
                                              Secretary of the Commonwealth


                       COMMONWEALTH OF PENNSYLVANIA
                           DEPARTMENT OF STATE
                           CORPORATIONS BUREAU

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                         ARTICLES OF AMENDMENT

     In accordance with the requirements of Section 1916 of the Pennsylvania Business Corporation Law of 1988, Act of December 21, 1988 (P.L. 1444, No.
177), 15 Pa C.S.A. 1916, the undersigned corporation desiring to amend its Articles of Incorporation does hereby certify as follows:

     1.    The name of the Corporation is CENTURY FINANCIAL CORPORATION.

     2. The location of its registered office is 171 West Adams Street, Rochester, Beaver County, Pennsylvania 15074

     3. The statute under which it was incorporated is the Pennsylvania Business Corporation Law, Act of May 5, 1933 (P.L. 364) as amended.

     4. The amendment was adopted pursuant to the provisions of Section 1914(c) of the Pennsylvania Business Corporation Law of 1988,
           15 Pa. C.S.A. 1914(c) by action of the Board of Directors at a meeting duly called and held on March 15, 1990 at which a quorum was present and acting throughout.

     5. The amendment adopted by the Corporation reads in its entirety as follows:

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      BE IT RESOLVED, that Article 4 of the Articles of Incorporation of the
Corporation be amended in its entirety to read as follows:

                4. The aggregate number of shares which the Corporation shall have the authority to issue shall be 8,000,000 shares of Common Stock, par value $0.835.

     IN WITNESS WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer and its corporate seal affixed by another duly authorized officer this 23rd day of April, 1990.


ATTEST:                                      CENTURY FINANCIAL CORPORATION



/s/ Donald A. Benziger                  By   /s/ Joseph N. Tosh II
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Donald A. Benziger                           Joseph N. Tosh II
Secretary                                    President